SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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GREEN MOUNTAIN COFFEE ROASTERS, INC.

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GREEN MOUNTAIN COFFEE ROASTERS, INC.
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
Thursday, March 10, 2005
____________________

To Our Stockholders:

The Annual Meeting of Stockholders of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 81 Demeritt Place, Waterbury, Vermont (directions enclosed) on March 10, 2005 at 10:00 AM:

1. To elect two Class III Directors of the Company to serve a three-year term until the Company's Annual Meeting in 2008 and the election and qualification of their respective successors; and

2. To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 10, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those stockholders will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours at the executive offices of the Company for a period of ten days before the Meeting.

All stockholders are cordially invited to attend the Meeting. The Company's Proxy Statement is submitted herewith. The Annual Report for the fiscal year ended September 25, 2004 is being mailed to stockholders with this Notice and Proxy Statement.

Sincerely,

/s/ Robert P. Stiller
Robert P. Stiller
Chief Executive Officer and President

Waterbury, Vermont
January 10, 2005

All stockholders are urged to attend the Meeting in person or by proxy. Whether or not you expect to be present at the Meeting, please mark, sign and return the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Proxy Statement - Table of Contents Page

INFORMATION CONCERNING SOLICITATION AND VOTING *

General *

Voting *

Solicitation and Revocation of Proxies *

Item 1: Election of Directors *

General Information Concerning the Board of Directors and its Committees *

Audit Committee Report *

Directors' Compensation *

EXECUTIVE COMPENSATION *

Summary Compensation Table *

Option Grants in Last Fiscal Year *

Aggregated Option Exercises *

Compensation Committee Report Executive Compensation for FY 2004 *

Performance Graph *

Employment Agreements *

Compensation Committee Interlocks and Insider Participation *

Code of Ethics *

EQUITY COMPENSATION PLAN INFORMATION *

SECURITY OWNERSHIP OF CERTAIN *

BENEFICIAL OWNERS AND MANAGEMENT *

Section 16(a) Beneficial Ownership Reporting Compliance *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS *

FINANCIAL AND OTHER INFORMATION *

OTHER BUSINESS *

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM *

PROPOSALS OF STOCKHOLDERS *

APPENDIX A *

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors (the "Board") of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting," or "the Meeting"). The Annual Meeting will be held on Thursday, March 10, 2005 at 10 A.M. at the Company's offices located at 81 Demeritt Place, Waterbury, Vermont. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of record on or about February 9, 2005.

At the Annual Meeting, stockholders will be asked to (1) elect the following nominees as Class III Directors of the Company to serve for a three-year term until the Company's Annual Meeting in 2008 and the election and qualification of their respective successors: Kathryn S. Brooks and David E. Moran; and (2) transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The principal offices of the Company are 33 Coffee Lane, Waterbury, Vermont 05676, and the Company's telephone number is (800) 545-2326.

Voting

To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

As of the close of business on January 10, 2005, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, 7,135,479 shares of the Company's common stock, par value $0.10 per share, were outstanding. The presence in person or by proxy of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Each stockholder is entitled to one vote for each share of common stock held as of the record date. Stockholders may not cumulate votes for the election of directors. Directors are elected by plurality vote. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval has been obtained, but are counted for quorum purposes.

If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his or her discretion, vote for another person as director or vote to reduce the number of directors to less than seven, as the Board of Directors may recommend.

Solicitation and Revocation of Proxies

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the two director nominees proposed by the Board. In addition, shares represented by your proxy will be voted in the named proxies' discretion on any matter of which the Company did not have notice by January 9, 2005 and, to the extent permitted by law, on any other business that may properly come before the Meeting and any adjournments. Your proxy will only be used at the Annual Meeting and any adjournments.

Once you execute and return your proxy to the Board, you may revoke or change it at any time before it is voted at the Annual Meeting by: (i) delivering a written notice of revocation to the Secretary of the Company at 33 Coffee Lane, Waterbury, Vermont 05676; (ii) delivering another signed proxy to the Secretary; or (iii) attending the Annual Meeting and voting in person.

The Company will bear the entire cost of soliciting the proxies. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance or to solicit proxies otherwise than as described.

Item 1: Election of Directors

The Board of Directors is currently composed of seven directors and is divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class I Directors, consisting of William D. Davis, Jules A. del Vecchio and Robert P. Stiller will expire at the 2006 Annual Meeting. The term of office for Class II Directors, consisting of Barbara D. Carlini and Hinda Miller will expire at the 2007 Annual Meeting. The term of office for Class III Directors, consisting of Kathryn S. Brooks and David E. Moran, will expire at the 2005 Annual Meeting.

The Bylaws provide that the number of directors of the Company may be established by resolution of the Board. As of the 2004 Annual Meeting the number of directors of the Company was reduced from eight to seven, with three directors in Class I and two directors in each of Class II and Class III.

At the 2005 Annual Meeting, two persons are to be elected as Class III Directors to hold a three-year term of office from the date of their election until the 2008 Annual Meeting and until their successors are duly elected and qualified. The two nominees for election as Class III Directors are Kathryn S. Brooks and David E. Moran, each of whom is currently a Class III Director. Each nominee has agreed to serve as a director if elected.

Information concerning the two nominees and the directors whose terms of office will continue after the 2005 Annual Meeting is set forth below.

Name	Age	Position	Director Since
Class I Directors Continuing in Office -- Term Ending in 2006
William D. Davis (1) (2)	55	Director	1993
Jules A. del Vecchio	61	Director	1993
Robert P. Stiller	61	Chairman of the Board of Directors, President and Chief Executive Officer	1993
Class II Directors Continuing in Office -- Term Ending in 2007
Barbara D. Carlini (1) (2) (3)	45	Director	2002
Hinda Miller (1) (2) (3)	54	Director	1999
Nominees for Election as Class III Directors -- Term Ending in 2005
Kathryn S. Brooks	49	Vice President of Human Resources and Organizational Development, and Director	2002
David E. Moran (2) (3)	50	Director	1995

                     (1) Member of the Audit Committee
                     (2) Member of the Compensation Committee
                     (3) Member of the Governance and Nominating Committee

Certain biographical information regarding each nominee and each director continuing in office is set forth below:

William D. Davis (Class I) is a Director and the President and Chief Executive Officer of Learning Care Group, Inc. (formerly Childtime Learning Centers, Inc.). Mr. Davis joined Learning Care Group in July 2002. From March 2002 to July 2002, Mr. Davis was the President and Chief Executive Officer of Tutor Time Learning Systems. Mr. Davis was also President and Chief Executive Officer of ChefExpress.net, Inc., an integrated food solution company, from January 2000 to June 2001. Prior to that Mr. Davis was an owner and a board member of Rondele Acquisition LLC, d/b/a Rondele Specialty Foods. Mr. Davis joined Rondele Foods as Partner in January 1996, and became Chairman of Rondele Specialty Foods (a newly formed company) in December 1998. Mr. Davis also served as Partner of Waterbury Holdings of Vermont, a specialty foods holding company, from March 1995 to December 1998. Mr. Davis was CEO of Waterbury Holdings from March 1995 through January 1998. In his association with Waterbury Holdings, Mr. Davis held the position of Partner and CEO of the company's affiliates including McKenzie LLC, All Season's Kitchen LLC, Franklin County Cheese Corporation, Frank Hahn Incorporated, and Waterbury Fresh Foods LLC.

Jules A. del Vecchio (Class I) is currently a Vice President of New York Life Insurance Company and is responsible for communications, and agent management and training. Mr. del Vecchio has been affiliated with New York Life Insurance Company since 1970.

Robert P. Stiller (Class I), founder of the Company, has served as its President and a director since its inception in July 1981. In September 1971, Mr. Stiller co-founded Robert Burton Associates, a company engaged in the development and sale of E-Z Wider products and served as its President and director until June 1980, when Robert Burton Associates was sold.

Barbara D. Carlini (Class II) has served as Chief Information Officer of Diageo, NA (formerly Guinness North America) since November 2001. From September 1997 to November 2001, Ms. Carlini was Senior Director of Sales and Marketing Systems at Nabisco.

Hinda Miller (Class II) is currently President of DeForest Concepts, a consulting firm specializing in small business and the promotion of women entrepreneurs, and a member of several Boards of Directors.  Ms. Miller has been a Vermont State Senator since January 2003. Ms. Miller co-founded Jogbra, Inc., in 1977, the original maker of the "jogbra" women's sports garment. Ms. Miller served as President of Jogbra, Inc., from 1977 until 1990, and continued to serve as such when the company was purchased by Playtex Apparel, Inc., in 1990. In 1991, when Playtex Apparel was sold to Sara Lee Corp., Ms. Miller continued her leadership as President until 1994. In May 1994, she became CEO of the Champion Jogbra division of Sara Lee. From January 1996 through December 1997, Ms. Miller served as Vice President of Communications for the same division.

Kathryn S. Brooks (Class III) has served as Vice President of Human Resources and Organizational Development of the Company since April 2001. From April 1998 to April 2001, Ms. Brooks was Senior Vice President of Human Resources at Webster Bank, a financial services company. From May 1997 to April 1998, Ms. Brooks was President of Human Resources Professional Services, a management consulting company. From May 1992 to May 1997, Ms. Brooks served as Vice President of Human Resources at Bombardier Capital.

David E. Moran (Class III) is currently CEO of Fusion5, an innovation consulting company which he joined in July 1999. From July 1992 through July 1999, Mr. Moran was a Partner in the Cambridge Group, a management consulting company focused on marketing. Before joining the Cambridge Group, he was a partner at Marketing Corporation of America from July 1984 to June 1992. Earlier in his career Mr. Moran spent ten years in brand management at General Foods and International Playtex. While at General Foods, he was Brand Manager of several of its Maxwell House coffee brands.

Except for Robert P. Stiller and Jules A. del Vecchio whose wives are sisters, none of the directors or nominees has any family relationship with any other nominee, director or officer. None of the Company's directors or executive officers is involved in any material legal proceeding against the Company.

General Information Concerning the Board of Directors and its Committees

The Board of Directors of the Company met four times in fiscal 2004. During that year each of the directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he or she was a member. Following the 2005 Annual Meeting, provided that the nominees, Ms. Brooks and Mr. Moran are re-elected to the Board, the Board has determined that a majority of the directors will be independent as required by the NASD Marketplace Rules (the "NASDAQ Rules"). The Board has affirmatively determined by resolution that directors (or nominees) Davis, Carlini, Miller and Moran are independent within the meaning of Rule 4200(a)(14) of the NASDAQ Rules. During fiscal 2004 these independent directors attended one special executive session meeting in which no other directors were present. During fiscal 2005, the Company intends to have two or more regularly scheduled executive session meetings attended solely by these independent directors.

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meeting of Stockholders, it encourages directors to attend and historically more than a majority have done so. For example, 100% of the directors attended the Company's 2004 and 2003 Annual Meetings.

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

Governance and Nominating Committee. The principal function of the Board's standing Governance and Nominating Committee is to review and recommend qualified candidates to the Board of Directors for nomination for election to the Board. The Committee met two times during fiscal 2004. Directors Carlini, Miller (Chairperson) and Moran constituted this Committee in fiscal 2004. Each of these directors is considered an independent director as prescribed by the NASDAQ Rules.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. Recommendations may be sent to the Governance and Nominating Committee c/o Frances G. Rathke, Secretary, Green Mountain Coffee Roasters, Inc., 33 Coffee Lane, Waterbury, VT 05676.

The Board has adopted a charter for the Governance and Nominating Committee. The Governance and Nominating Committee Charter is posted on the Company's website. The Internet address for the Company's website is http://www.GreenMountainCoffee.com and the Governance and Nominating Committee Charter may be found as follows:

1.	From the Company's home page, first click on "Investor Services."
2.	Next, under the heading Committee Charters click on "Governance and Nominating Charter."

      Historically, the Company has not had a formal policy concerning stockholder recommendations of nominees to the Board or the Governance and Nominating Committee. To date, the Company has not received any recommendations from stockholders requesting that the Governance and Nominating Committee (or any predecessor) consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.

      In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

  the appropriate size and the diversity of the Company's Board of Directors;
  the needs of the Company with respect to the particular talents and experience of its directors;
  the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
  familiarity with national and international business matters;
  experience in political affairs;
  experience with accounting rules and practices;
  appreciation of the relationship of the Company's business to the changing needs of society; and
  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

     The Governance and Nominating Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds.

      Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. In its deliberations, the Governance and Nominating Committee is aware that one member of the Board must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board must meet the definition of "independent director" under Rule 4200(a)(14) of the NASDAQ Rules. The Governance and Nominating Committee also believes it appropriate for certain key members of the Company's management to participate as members of the Board.

      The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Compensation Committee. The Board's standing Compensation Committee, composed of non-employee directors, establishes, implements and monitors the strategy, policies and plans of the Company for the compensation of all executive officers of the Company. Its duties include reviewing and determining the compensation of the executive officers of the Company, including setting any Company or business unit performance goals. The Committee met four times during fiscal 2004. Directors Carlini, Davis, Miller and Moran (Chairperson) constituted this Committee in fiscal 2004. All of these directors are independent within the meaning Rule 4200 of the NASDAQ Rules.

Audit Committee. The Audit Committee currently consists of Directors Carlini, Davis (Chairperson), and Miller, each of whom satisfies the audit committee independence standard under Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 4200 of the NASDAQ Rules. The Board has determined that Mr. Davis is an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. The principal duties and responsibilities of the Audit Committee are to:

  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;
  Appoint, evaluate and replace any registered public accounting firm employed by the Corporation for the purpose of preparing or issuing an audit report or related work (the "Auditors");
  To review and appraise the audit efforts and independence of the Auditors;
  Review and appraise the efforts and effectiveness of the Corporation's internal auditing efforts; and
  Provide an avenue of communication among the Auditors, financial and senior management, the internal auditing function and the Board of Directors.

The Audit Committee met eight times as a full committee during fiscal 2004. In addition, the Chairman of the Committee met five times with the PricewaterhouseCoopers LLP audit partner, the audit manager, and the Company's Chief Financial Officer and Controller. Additional information regarding the Audit Committee and the Company's independent registered public accounting firm is disclosed under the heading Independent Registered Public Accounting Firm and Audit Committee Report.

The Audit Committee Report on page 11, and the Performance Graph on page 17, shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

Audit Committee Report

This report is furnished by the Company's Audit Committee with respect to the Company's financial statements for fiscal 2004.

The Committee operates pursuant to a written charter, which was amended and restated on January 21, 2004. The Amended and Restated Audit Committee Charter was included with the Company's proxy statement as Appendix B for the Company's 2004 Annual Meeting. In addition, a copy of the Amended and Restated Audit Committee Charter is posted on the Company's web site.

     The Company's management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm, PricewaterhouseCoopers, LLP, is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).and for issuing a report on their audit. The Audit Committee oversees and monitors the Company's management and the independent registered public accounting firm throughout the financial reporting process.

In performing its oversight role, the Audit Committee has reviewed and discussed with management of the Company the Company's audited financial statements for Fiscal 2004. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with PricewaterhouseCoopers, LLP the Company's independent registered accounting firm for fiscal 2004, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for the Company's fiscal 2004. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as in effect for the Company's fiscal 2004. The Committee also has considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the auditors' independence and has discussed with PricewaterhouseCoopers, LLP the auditors' independence.

Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the Committee in the Charter, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for fiscal 2004 be included in its Annual Report on Form 10-K for the fiscal year ended September 25, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for fiscal 2005.

Submitted by the Fiscal 2004 Audit Committee

William D. Davis, Chairman
Barbara D. Carlini
Hinda Miller

Directors' Compensation

Directors who are also employees of the Company do not receive compensation for serving as directors. Directors who are not employees of the Company are paid a retainer and are reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. The annual retainer in fiscal 2004 was $8,000. In fiscal 2004, each non-employee director earned $2,000 per meeting attended in addition to the annual retainer of $8,000. In fiscal 2005, the annual retainer is $8,000 and each non-employee director shall earn $2,000 per meeting attended and $1,000 per committee meeting which is held on days other than board meeting dates in addition to the annual retainer. In addition, in fiscal 2005 the Audit and Compensation Committee chairpersons will receive an annual retainer of $5,000.

Mr. Davis has elected to participate in the Company's 2002 Deferred Compensation Plan and defer receipt of his $8,000 retainer for fiscal 2005 and 2006. Ms. Carlini has elected to participate in the Company's 2002 Deferred Compensation Plan effective January 1, 2005 and defer receipt of her $2,000 fee per meeting and $1,000 fee per audit committee telephonic meeting for calendar 2005 and her $8,000 retainer for fiscal 2006. Ms. Miller has elected to participate in the Company's 2002 Deferred Compensation Plan effective January 1, 2005 and defer receipt of her $8,000 retainer for fiscal 2006.

In addition, the Company has granted stock options from time to time to its outside directors. In fiscal 2004 it granted ten-year non-statutory options to purchase 1,500 shares each to Messrs. Davis, del Vecchio, and Moran, and to Ms. Miller and Ms. Carlini. All of these options are exercisable at $20.44 per share and vest over four years. In fiscal year 2005, the Company granted ten- year non-statutory options to purchase 3,000 shares each to Messrs. Davis, del Vecchio, and Moran, and to Ms. Miller and Ms. Carlini. All of these options are exercisable at $23.56 per share and vest over four years.

See the section of this Proxy Statement entitled Security Ownership of Certain Beneficial Owners and Management for information as to ownership of Company securities by nominees for director.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TWO NOMINEES TO THE BOARD OF DIRECTORS UNDER THIS PROPOSAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate compensation, cash and non-cash, awarded to, earned by or paid by the Company to its President and Chief Executive Officer, its five highest-paid executive officers and one employee, who is not an executive officer, but for whom such disclosure is required because he received annual compensation (consisting solely of base salary and bonus) that would have required such disclosure had he been an executive officer at the end of the 2004 fiscal year (collectively, the "Named Executive Officers").

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Compen-sation ($)(1)	Securities Underlying Stock Options (2)	Other Compen-sation ($)

Robert P. Stiller	2002	350,000	233	-	40,000	4,935 (3)
Chairman of the Board of	2003	350,364	100,000	-	-	1,175 (4)
Directors, President and	2004	350,000	175,226	4,577	100,000	1,219 (5)
Chief Executive Officer

Kathryn S. Brooks	2002	153,644	-	47,074	7,500	3,247 (3)
Vice President, Human	2003	155,475	24,000	3,704	100	1,156 (4)
Resources and Organizational	2004	160,000	36,226	4,246	-	1,170 (5)
Development, and Director

Daniel R. Martin	2002	-	-	-	-	-
Vice President, Sales	2003	137,981	93,000	65,028	35,000	-
and Marketing	2004	176,681	39,601	5,997	100	1,160 (5)

James K. Prevo	2002	150,000	233	4,763	2,500	4,361 (3)
Chief Information	2003	157,819	18,000	4,571	-	1,177 (4)
Officer	2004	160,000	36,226	6,065	-	1,216 (5)

Frances G. Rathke	2002	-	-	-	-	-
Chief Financial Officer,	2003	-	-	135,600	-	-
Secretary and Treasurer	2004	172,115	77,750	62,443	25,000	-

Jonathan C. Wettstein	2002	150,000	233	4,913	2,500	4,361 (3)
Vice President of	2003	165,385	21,000	4,417	-	1,177 (4)
Operations	2004	170,000	38,476	5,732	-	1,216 (5)

Christopher Howe	2002	126,936	3,437	2,433	2,025	3,544 (3)
Vice President,	2003	127,404	47,743	3,838	4,000	1,177 (4)
Office Coffee	2004	131,827	70,179	-	-	1,211 (5)
Service

(1) Represents matching contributions to the Company's 401(k) Plan and, for Ms. Brooks and Mr. Martin, reimbursement of relocation expenses. For Ms. Rathke, it includes consulting fees, stock compensation for stock options issued below market price, and matching contributions to the Company's 401(k) plan..

(2) Represents shares of common stock issuable upon exercise of options granted under the Company's 1993, 1999 and/or 2000 Stock Option Plans.

(3) Represents the market value of shares as of December 31, 2001 allocated to an account established for the Named Executive Officer's benefit pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

(4) Represents the market value of shares as of December 31, 2002 allocated to an account established for the Named Executive Officer's benefit pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

(5) Represents the market value of shares as of December 31, 2003 allocated to an account established for the Named Executive Officer's benefit pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share ($)	Market Price Per Share ($)	Expiration Date	Present Value at Date of Grant (2)($)
Daniel R. Martin	100	0.0%	20.50	20.50	4/1/2014	1,137
Frances G. Rathke	25,000	12.2%	17.33	21.34	10/31/2013	290,052
Robert P. Stiller	40,216	19.6%	20.44	20.44	3/25/2009	452,389
Robert P. Stiller	9,784	4.8%	22.48	20.44	3/25/2009	105,596
Robert P. Stiller	50,000	24.4%	19.95	19.95	9/23/2009	416,823

(1) The options, which were granted under the Company's 2000 Stock Option Plans, generally become exercisable over a four or five-year period.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Present Value at Date of Grant: an expected life averaging 5 years, an average volatility of 57%, no dividend yield, and a risk-free interest rate averaging 3.00%.

The Company has not repriced any stock options during fiscal 2004. It is the Company's current intention to not reprice stock options irrespective of whether plan documents would otherwise permit that action.

Aggregated Option Exercises

The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended September 25, 2004, by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

Aggregated Option Exercises
In The Fiscal Year Ended September 25, 2004
Fiscal Year-End Option Values

Shares Acquired on		Value Realized	Number of Unexercised Options at Fiscal Year-End		Value ($) of Unexercised "In-the-Money" Options at Fiscal Year-End (1)
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. Stiller	-	-	170,000	170,000	1,028,000	345,000
Kathryn S. Brooks	-	-	15,270	12,330	1,000	2,000
Christopher Howe	5,250	83,997	1,500	4,275	1,000	4,000
Daniel R. Martin	-	-	8,750	26,350	41,000	124,000
James K. Prevo	5,354	88,000	68,250	6,250	969,000	53,000
Frances G. Rathke	-	-	-	25,000	-	61,000
Jonathan C. Wettstein	10,000	197,000	86,546	6,250	1,265,000	53,000

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. At September 25, 2004, the closing price quoted on the Nasdaq National Market was $19.76.

On September 14, 2000, the Board of Directors of the Company adopted a resolution establishing the Green Mountain Coffee, Inc., Employee Stock Ownership Plan ("ESOP"). The ESOP is qualified under sections 401(a) and 4975(e)(7) of the Internal Revenue Code. All employees of the Company, including the Named Executive Officers, with one year or more of service who are at least twenty-one years of age are eligible to participate in the Plan, in accordance with the terms of the Plan. The Company may, at its discretion, contribute shares of Company stock or cash that is used to purchase shares of Company stock. Company contributions are credited to eligible participants' accounts pro-rata based on their compensation. Plan participants hired before January 1, 2002 become vested in their Plan benefits ratably over five years from the date of hire of the employee. Plan participants hired after January 1, 2002 become vested in their Plan benefits after five years of employment. The Company recorded ESOP compensation costs of $200,000 annually for each of the fiscal years ended on September 25, 2004, September 27, 2003 and September 28, 2002. The Company loaned the ESOP $2,000,000 during the fiscal year ended on September 29, 2001 pursuant to a Loan Agreement dated April 16, 2001. During fiscal 2001, the ESOP purchased 86,300 shares of the Company's common stock in open market purchases. As of September 25, 2004, 21,060 of those shares remained unallocated to Plan participants.

Compensation Committee Report Executive Compensation for FY 2004

The Compensation Committee of the Board of Directors is composed of outside directors, none of whom is currently or was formerly an officer or employee of the Company. It is responsible for establishing and monitoring the compensation strategy, policies and plans for all executive officers of the Company and determines their compensation packages. All the members of the Compensation Committee are independent under SEC rules and the NASDAQ listing requirements.

The Compensation Committee's fiscal 2004 policy was to compensate the executive officers in ways that would: (1) encourage Company growth and profitability, (2) maintain market-competitive compensation, and (3) reward superior performance by the executive officers. The factors and criteria upon which the Committee determined the fiscal 2004 base compensation of its executive officers including external market benchmarking and internal assessment of each executive officer's performance, experience, responsibilities and skills. Bonuses were based upon the Company achieving certain earnings per share targets.

The Committee believes that this approach was in the best overall interest of the Company and its stockholders.

The Compensation Committee was assisted by Mellon Consulting in its review and evaluation of executive compensation. The Chief Executive Officer recommended fiscal 2004 salary and bonus targets for each executive officer that reflected a benchmark to market. The Committee accepted the recommendations.

The Committee established the salary and bonus for the Chief Executive Officer, which it also benchmarked to market compensation rates.

Submitted by the Fiscal 2004 Compensation Committee,

David E. Moran, Chairman
Barbara D. Carlini
William D. Davis
Hinda Miller

Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Company's common stock during the period from September 26, 1999 through September 25, 2004, with the cumulative total return for (i) the Nasdaq National Market Index (U.S. Companies) and (ii) the Standard & Poor's Packaged Foods and Meats Index. The comparison assumes that $100 was invested on September 26, 1999 in the Company's common stock at the closing price of $4.125, and in each of the foregoing indices, assuming reinvestment of dividends, if any. The comparison reflected in the graph and table is not intended to forecast the future performance of the Company's common stock and may not be indicative of such future performance.
	Base Period Year		Cumulative Total Return Years ending
	9/26/99	9/30/00	9/29/01	9/28/02	9/27/03	9/25/04

GREEN MOUNTAIN COFFEE ROASTERS, INC.	100.00	228.79	558.79	316.36	487.76	479.05
NASDAQ STOCK MARKET (U.S.)	100.00	103.39	44.66	37.38	47.63	50.18
S & P 600 PACKAGED FOODS & MEATS	100.00	86.23	101.48	98.86	123.67	143.12

Employment Agreements

In a letter dated March 13, 2001 offering Kathryn S. Brooks employment as the Company's Vice President of Human Resources and Organizational Development, the Company agreed that in the event that Ms. Brooks's employment with the Company was terminated for any reason other than cause the Company would pay Ms. Brooks severance equal to one-year's salary payable over twelve-months.

In a letter dated November 5, 2002 offering Daniel R. Martin employment as the Company's Vice President of Sales and Marketing, the Company agreed that in the event that Mr. Martin's employment with the Company was terminated for any reason other than cause the Company would pay Mr. Martin severance equal to one-year's salary payable over twelve-months.

On October 31, 2004, the Company entered into an Employment Agreement with Frances G. Rathke, its Chief Financial Officer, Treasurer and Secretary. The Employment Agreement provides that Ms. Rathke will receive a base annual salary of $190,000 for the first six months of employment and a minimum annual salary of $200,000 afterwards. It also provides for an option grant of 25,000 shares at an exercise price of $17.33. In the event the Company terminates Ms. Rathke's employment for any reason other than cause, the Company would pay Ms. Rathke severance equal to one-year's salary over twelve-months. In case of a change in control, Ms. Rathke is entitled to severance compensation equal to one and a half times her annual salary and bonus.

On July 1, 1993, the Company entered into an Employment Agreement with Jonathan C. Wettstein, its Vice President of Operations. The Employment Agreement provides that Mr. Wettstein will receive a minimum base annual salary of $115,000, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 100% of his then base compensation in the event of his termination within one year following a change of control transaction. In addition, Mr. Wettstein is entitled to a severance payment consisting of 50% of his then base annual salary in the event that he is terminated for any reason other than (i) for cause or (ii) his voluntary resignation. The Employment Agreement may be terminated at any time by the Company or Mr. Wettstein. The Employment Agreement also provides that Mr. Wettstein shall not (i) disclose or use any confidential information of the Company during or after the term of his agreement, (ii) compete with the Company or any of its affiliates during the term of his agreement, or in certain circumstances, for a period of six months thereafter or (iii) recruit any employee of the Company for employment in any other business competitive with the Company for a period of one year after the termination of his agreement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current officer or employee of the Company, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.

Code of Ethics

The Company has adopted the Green Mountain Coffee Roasters Code of Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has also adopted the Green Mountain Coffee Roasters Finance Code of Professional Conduct which applies to the Company's principal executive officer, principal financial officer, principal accounting officer and all other employees engaged in the finance organization at the Company. Collectively and individually each of these codes constitutes a "code of ethics" within the meaning of Item 406 of Regulation S-K promulgated under the Exchange Act. Each of these codes is posted on the Company's website.

The Internet address for our website is http://www.GreenMountainCoffee.com and the code of ethics may be found as follows:

1.	From the Company's home page, first click on "Investor Services."
2.	Next scroll down to "Code of Ethics" listed on the left side menu and click on desired selection.

    The Company's website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 25, 2004 about the Company's securities which may be issued under the Company's compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,128,490	$12.46	518,183
Equity compensation plans not approved by security holders	-	-	-
Total	1,128,490	$12.46	518,183

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of January 10, 2005 for (1) each of the Company's directors and nominees, (2) all directors and executive officers of the Company as a group, (3) each Named Executive Officer and (4) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Ownership of Common Stock Outstanding
Robert P. Stiller (1) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	2,523,902	34.3%
Kathryn S. Brooks (2) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	19,208	0.3%
Christopher Howe(3) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	2,839	0.0%
Daniel R. Martin(4) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	22,419	0.3%
James K. Prevo (5) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	81,616	1.1%
Frances G. Rathke (6) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	8,922	0.1%
Jonathan C. Wettstein (7) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	100,817	1.4%
Barbara Carlini (8) c/o Diageo Six Landmark Square Stamford, CT 06912	4,500	0.1%
William D. Davis (9) c/o Learning Care Group 21333 Haggerty Road Suite 300 Novi, MI 48375	30,911	0.4%
Jules A. del Vecchio (10) c/o New York Life Insurance Co. 51 Madison Avenue New York, NY 10010	35,248	0.5%
David E. Moran (11) c/o Fusion5 101 Franklin Street Westport, CT 06880	16,875	0.2%
Hinda Miller (12) c/o Deforest Concepts 84 Deforest Heights Burlington, VT 05401	18,848	0.3%
Brown Capital Management (13) 1201 North Calvert Street Baltimore, MD 21202	1,152,516	15.6%
Fidelity Management and Research (13) 1 Federal Street Boston, MA 02110	596,750	8.4%
All directors and executive officers as a group (14 persons) (14)	2,976,452	38.5%

(1) Includes an aggregate of 344,550 shares of common stock held by Trusts for the benefit of Mr. Stiller's wife and children and excludes shares owned by relatives of Mr. Stiller, if any, as to which Mr. Stiller disclaims beneficial ownership. Also includes 230,000 shares of common stock for Mr. Stiller issuable upon exercise of outstanding stock options exercisable within 60 days and 452 shares of common stock which have been allocated to an account established for Mr. Stiller pursuant to the ESOP and over which he exercises sole voting power.

(2) Includes 16,915 shares of common stock for Ms. Brooks issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 246 shares of common stock which have been allocated to an account established for Ms. Brooks pursuant to the ESOP and over which she exercises sole voting power.

(3) Includes 2,000 shares of common stock for Mr. Howe issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 389 shares of common stock which have been allocated to an account established for Mr. Howe pursuant to the ESOP and over which she exercises sole voting power.

(4) Includes 17,500 shares of common stock for Mr. Martin issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 50 shares of common stock which have been allocated to an account established for Mr. Martin pursuant to the ESOP and over which he exercises sole voting power.

(5) Includes 72,875 shares of common stock for Mr. Prevo issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 431 shares of common stock which have been allocated to an account established for Mr. Prevo pursuant to the ESOP and over which he exercises sole voting power.

(6) Includes 8,333 shares of common stock for Ms. Rathke issuable upon exercise of outstanding stock options exercisable within 60 days.

(7) Includes 80,171 shares of common stock for Mr. Wettstein issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 431 shares of common stock which have been allocated to an account established for Mr. Wettstein pursuant to the ESOP and over which he exercises sole voting power.

(8) Includes 4,500 shares of common stock for Ms. Carlini issuable upon exercise of outstanding stock options exercisable within 60 days.

(9) Includes 1,800 shares of common stock for Mr. Davis issuable upon exercise of outstanding stock options exercisable within 60 days and 1,376 phantom stock units earned under the 2002 deferred compensation plan.

(10) Includes 17,488 shares held of record by Phyllis Grennan Huffman, Mr. del Vecchio's wife. Also includes 17,800 shares of common stock for Mr. del Vecchio issuable upon exercise of outstanding stock options exercisable within 60 days.

(11) Includes 16,875 shares of common stock for Mr. Moran issuable upon exercise of outstanding stock options exercisable within 60 days.
(12) Includes 11,800 shares of common stock for Ms. Miller issuable upon exercise of outstanding stock options exercisable within 60 days.

(13) Information as of September 30, 2004, based solely upon a review of a statement on Schedules 13-F filed with the Commission for the period ended September 30, 2004. The Company assumes no responsibility with respect to such information.

(14) Includes an aggregate of 590,890 shares of common stock issuable upon exercise of stock options held by certain officers of the Company that are exercisable within 60 days. Also includes 2,404 shares of common stock which have been allocated to accounts established for officers of the Company pursuant to the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports.

Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to fiscal 2004 all reporting persons timely filed the required reports except for Frances G. Rathke and Jonathan C. Wettstein, who each filed one late report covering one and three transactions, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2004, the Company used travel services provided by ElanAir, Inc., d/b/a Heritage Flight, a company which provides charter flights and other travel services. ElanAir, Inc. is owned entirely by Robert P. Stiller, the CEO of the Company. During fiscal 2004, the Company paid a total of $129,000 to Heritage Flight for travel services provided to various employees of the Company.

Any future transactions between the Company and its officers, directors, principal stockholders or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by the Company's Audit Committee.

FINANCIAL AND OTHER INFORMATION

The Company is mailing its 2004 Annual Report to its stockholders with this Proxy Statement. The 2004 Annual Report contains the Company's Annual Report on Form 10-K for the fiscal year ended September 25, 2004. The Company's Form 10-K for the year ended September 25, 2004 can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov.

OTHER BUSINESS

The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote as the Board of Directors directs.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm for fiscal year 2004. The Company expects that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Corporation's auditor for the current fiscal year.

Fees (including reimbursements for out-of-pocket expenses) paid to PricewaterhouseCoopers LLP for services in fiscal 2004 and 2003 were as follows:

	2003	2004
Audit Fees	$134,000	$158,018
Audit-Related Fees	$20,000	$10,500
Tax Fees	-	-
All Other Fees	-	-

The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. Audit-related fees consisted primarily of consultation concerning accounting and financial reporting and review of the Company's internal controls. Tax services consisted primarily of compliance and other tax advice regarding special Company projects. The Audit Committee considered the compatibility of non-audit services by PricewaterhouseCoopers LLP with the maintenance of that firm's independence.

The Audit Committee generally approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. To the extent that items are not covered in the annual budget or fees exceed the budget, management must have them approved by the Audit Committee or, if necessary between Committee meetings, by the Audit Committee chairman on behalf of the Committee. Projects of the types approved for which fees total less than $50,000 in each case may be approved by the Chair of the Audit Committee, subject to review and approval by the Audit Committee at its next meeting.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be included in the Company's proxy materials for presentation at the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company at 33 Coffee Lane, Waterbury, VT, 05676 by October 12, 2005.

SEC rules provide that the Company will not have discretionary authority to vote shares under proxies it solicits concerning matters submitted by a stockholder if the stockholder submits the matter to the Company by a certain date. The applicable date prior to which discretionary authority is prohibited for the Company's 2006 Annual Meeting of Stockholders is December 26, 2005.

By order of the Board of Directors,

/s/ Frances G. Rathke

Frances G. Rathke, Secretary

Dated: January 10, 2005

APPENDIX A

DIRECTIONS TO GREEN MOUNTAIN COFFEE ROASTERS
ADMINISTRATION & FINANCE OFFICES
81 DEMERITT PLACE
WATERBURY, VT 05676

From Boston, MA Area:

  Take Interstate 93 North to Interstate 89 North.
  I-89 North crosses NH into Vermont (where the exit numbers will begin again with Exit 1).
  Take I-89 North to Vermont Exit # 10 - Waterbury/Stowe.
  Coming off the Exit ramp, take a left onto Rt. 100 South.
  You will come to a "T" at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.).
  Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).
  After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Burlington, VT

  Take I-89 South to Exit 10 (Waterbury/Stowe).
  Come off the Exit 10 ramp and veer to the right onto Rt. 100 South.
  You will come to an immediate "T" at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.)
  Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).
  After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Waitsfield/Warren, VT

  Take Rt. 100 North towards Duxbury/Waterbury.
  Rt. 100 comes to a "T" with Rt. 2/Rt. 100.
  Take a left onto Rt. 2 West/Rt. 100 North.
  Go over the river and around the curve.
  Take a right onto Demeritt Place which is a small street on the right between a Chevrolet dealership and a Sunoco Station.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

For further assistance:

Call Green Mountain Coffee Roasters -- Investor Services at (802) 244-5621.

PROXY CARD

GREEN MOUNTAIN COFFEE ROASTERS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held March 10, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert P. Stiller and Frances G. Rathke, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Green Mountain Coffee Roasters, Inc. (the "Company") in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth below as directed by the undersigned. The Annual Meeting will be held at the Company's offices at 81 Demeritt Place, Waterbury, Vermont on Thursday, March 10, 2005 at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

  Proposal 1 - To Elect Two Class III Directors

Nominees: Class III Directors: Kathryn S. Brooks and David E. Moran.

[__] FOR all nominees [__] WITHHELD from all nominees

[__] FOR, except vote withheld from the following nominees: _____________________________________________________________________

IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this card. If it is inaccurate please include your correct address below.

Dated: _______________________________, 2005

__________________________________________
(Signature)

__________________________________________
(Signature)

Note: Please sign exactly as your name or names appear
on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.